Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture (this “Third Supplemental Indenture”), dated as of January 31, 2017, among William Lyon Homes, Inc., a California corporation (the “Company”), William Lyon Homes, a Delaware corporation (the “Parent”) and each of the subsidiaries of the Parent that are signatories to this Third Supplemental Indenture (each, a “Guarantor” and collectively, the “Guarantors”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company initially issued $325,000,000 aggregate principal amount of 8.500% Senior Notes due 2020 (the “Initial Securities”) under an indenture, dated as of November 8, 2012 (the “Indenture”), among the Company, the guarantors party thereto and the Trustee;

WHEREAS, the Company, certain subsidiaries of Parent and the Trustee executed and delivered a first supplemental indenture to the Indenture, dated as of August 15, 2013 (the “First Supplemental Indenture”), adding certain guarantors for the Securities;

WHEREAS, the Company issued an additional $100,000,000 aggregate principal amount of Securities (together with the Initial Securities, the “Securities”) on October 24, 2013 pursuant to the terms set forth in the Indenture;

WHEREAS, the Company, certain subsidiaries of Parent and the Trustee executed and delivered a second supplemental indenture to the Indenture, dated as of August 12, 2014 (the “Second Supplemental Indenture”), adding certain guarantors for the Securities;

WHEREAS, pursuant to Section 9.02 of the Indenture and subject to certain conditions, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (the “Requisite Consents”) (including consents obtained in connection with a tender offer or exchange for the Securities);

WHEREAS, the Company has (i) offered to purchase for cash any and all of the Securities (the “Tender Offer”) and (ii) solicited consents (the “Consent Solicitation”) to amend the Indenture to eliminate substantially all of the restrictive covenants and certain events of default under the Indenture and shorten minimum notice periods under the Indenture for optional redemption of the Securities by the Company to two business days, in each case, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement of the Company dated as of January 17, 2017 (and any amendments modifications or supplements thereto, the “Offer to Purchase”) and the Indenture;

WHEREAS, the Company has received and delivered to the Trustee the Requisite Consents to effect the proposed amendments described in the Offer to Purchase;

WHEREAS, the Company and the Guarantors have been authorized by resolutions of their Boards of Directors to enter into this Third Supplemental Indenture and have requested that the Trustee join the Company and the Guarantors in the execution of this Third Supplemental Indenture;

WHEREAS all other acts and proceedings required by law, by the Indenture, and by the certificate of incorporation and by-laws of the Company to make this Third Supplemental Indenture valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. DEFINITION. When used herein, the “Trigger Event” shall mean the occurrence of each of the following events: (1) the Initial Payment Date (as such term is defined in the Offer to Purchase), or if there is no Initial Payment Date, the Final Settlement Date (as such term is defined in the Offer to Purchase), and (2) the Company’s payment to Holders of Securities the Consent Payment (as such term is defined in the Offer to Purchase) payable as of such Initial Payment Date for Securities tendered on or before the Early Tender Deadline (as such term is defined in the Offer to Purchase), or if there is no Initial Payment Date, the Final Settlement Date, pursuant to the terms and conditions of the Offer to Purchase.

3. AMENDMENTS TO THE INDENTURE. Effective upon the Trigger Event, and without any further action by any party hereto, the Indenture is hereby amended as follows:

a.	the text of Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and Article 5 shall each be deleted in its entirety and replaced with “[RESERVED]”;

b.	all provisions of Section 6.01 governing Events of Default to the extent they apply to the covenants in (a) above shall no longer constitute an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;

c.	the text of Sections 6.01(3), 6.01(5) and 6.01(6) shall each be deleted in its entirety and replaced with “[RESERVED]”; and

d.	the first paragraph of Section 3.03 of the Indenture is hereby replaced entirely with the following:

“At least two business days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of this Indenture.”

All defined terms in Sections 1.01 and 1.02 that appear only in the text of the Indenture that has been deleted pursuant to subsection (a), (b) or (c) above shall be eliminated from Sections 1.01 and 1.02. In addition, any and all references in the Indenture to the deleted text referred to in this Section 3 will also be deleted in their entirety. The Securities are hereby deemed to be amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Third Supplemental Indenture. All references to Sections 3.03 and 6.01 of the Indenture shall mean Sections 3.03 and 6.01 as amended by this Third Supplemental Indenture

4. REAFFIRMATION AND RATIFICATION OF INDENTURE, GUARANTEES AND SECURITIES; THIRD SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly set forth herein, this Third Supplemental Indenture shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Holders under the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Securities or the Security Guarantees and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Securities and the Security Guarantees, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Third Supplemental Indenture shall apply to and be effective only with respect to the provisions of the Indenture or the Securities specifically referred to herein. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Security Guarantees, and the Securities is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.

5. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, member, manager or stockholder of the Company or any Restricted Subsidiary shall have any liability for any obligations of the Company or any Guarantor under the Securities, the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, this Third Supplemental Indenture or any Guarantor under its Security Guarantee for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities and the Security Guarantees.

6. GOVERNING LAW. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

7. MULTIPLE ORIGINALS. The parties hereto may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Third Supplemental Indenture.

8. EFFECT OF HEADINGS. The section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto.

10. SUCCESSORS. All covenants and agreements in this Third Supplemental Indenture by the parties hereto shall bind their successors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

WILLIAM LYON HOMES, INC.

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: Chief Executive Officer and President

By: /s/ Colin T. Severn
Name: Colin T. Severn
Title: Senior Vice President and Chief Financial Officer

GUARANTORS:

WILLIAM LYON HOMES

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: Chief Executive Officer and President

CALIFORNIA EQUITY FUNDING, INC.
PH-LP VENTURES
DUXFORD FINANCIAL, INC.
SYCAMORE CC, INC.
PRESLEY CMR, INC.
WILLIAM LYON SOUTHWEST, INC.
PH-RIELLY VENTURES
HSP, INC.
PH VENTURES-SAN JOSE
PRESLEY HOMES

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Operating Officer

POLYGON WLH LLC

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Executive Officer

[Signature Page to Third Supplemental Indenture]

WLH ENTERPRISES

By: William Lyon Homes, Inc.
Its: General Partner

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: Chief Executive Officer and President

By: Presley CMR, Inc.
Its: General Partner

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Operating Officer

LYON EAST GARRISON COMPANY I, LLC

By: William Lyon Homes, Inc.
Its: Sole Member

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: Chief Executive Officer and President

LYON WATERFRONT, LLC

By: William Lyon Homes, Inc.
Its: Sole Member

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: Chief Executive Officer and President

CIRCLE G AT THE CHURCH FARM NORTH JOINT VENTURE, LLC

By: William Lyon Homes, Inc.
Its: Manager

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: Chief Executive Officer and President

[Signature Page to Third Supplemental Indenture]

MOUNTAIN FALLS, LLC

By: William Lyon Homes, Inc.
Its: Sole Member

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: Chief Executive Officer and President

MOUNTAIN FALLS GOLF COURSE, LLC

By WLH Enterprises
Its: Managing Member

By: William Lyon Homes, Inc.
Its: General Partner

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: Chief Executive Officer and President

By: Presley CMR, Inc.
Its: General Partner

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Operating Officer

[Signature Page to Third Supplemental Indenture]

460 CENTRAL, L.L.C.
BASELINE WOODS SFD I, L.L.C.
BASELINE WOODS SFD II, L.L.C.
BASELINE WOODS WEST, L.L.C.
BETHANY CREEK FALLS, L.L.C.
BROWNSTONE AT ISSAQUAH HIGHLANDS, L.L.C.
BRYANT HEIGHTS, L.L.C.
BULL MOUNTAIN RIDGE, L.L.C.
CALAIS AT VILLEBOIS, L.L.C.
CEDAR FALLS WAY LLC
CASCARA AT REDMOND RIDGE, L.L.C.
CORNELIUS PASS TOWNHOMES, L.L.C.
EDGEWATER TUALATIN, L.L.C.
GRANDE POINTE AT VILLEBOIS, L.L.C.
HIGH POINT III, L.L.C.
HIGHCROFT AT SAMMAMISH, L.L.C.
ISSAQUAH HIGHLANDS INVESTMENT FUND, L.L.C.
LES BOIS AT VILLEBOIS, L.L.C.
MILL CREEK TERRACE, L.L.C.
MURRAY & WEIR SFD, L.L.C.
ORENCO WOODS SFD, L.L.C.
PEASLEY CANYON HOMES, L.L.C.
POLYGON AT BRENCHLEY ESTATES, L.L.C.
POLYGON AT SUNSET RIDGE, L.L.C.
POLYGON AT VILLEBOIS II, L.L.C.
POLYGON AT VILLEBOIS III, L.L.C.
POLYGON AT VILLEBOIS IV, L.L.C.
POLYGON AT VILLEBOIS V, L.L.C.
RIDGEVIEW TOWNHOMES, L.L.C.
RIVERFRONT MF, L.L.C.
RIVERFRONT SF, L.L.C.
SILVERLAKE CENTER, L.L.C.
SPANAWAY 230, L.L.C.
SPARROW CREEK, L.L.C.
THE RESERVE AT MAPLE VALLEY, L.L.C.
THE RESERVE AT NORTH CREEK, L.L.C.
TWIN CREEKS AT COOPER MOUNTAIN, L.L.C.
W.R. TOWNHOMES F, L.L.C.
VIEWRIDGE AT ISSAQUAH HIGHLANDS, L.L.C.
CASCADIAN KING COMPANY, L.L.C.
PNW CASCADIAN COMPANY, L.L.C.
POLYGON NORTHWEST COMPANY, L.L.C.
POLYGON PAYMASTER, L.L.C.
CASCADIAN SOUTH L.L.C.

By: Polygon WLH LLC
Its: Sole Member

By: /s/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President and Chief Executive Officer

[Signature Page to Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:
/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

[Signature Page to Third Supplemental Indenture]